Exhibit 3.23

BY-LAWS

OF

PERINI LAND AND DEVELOPMENT COMPANY, INC.

December 30, 1994

ARTICLE I

Articles of Organization

The name, location of principal office and purposes of the corporation shall be as set forth in its Articles of Organization. These by-laws, the powers of the corporation and of its directors and stockholders, and all matters concerning the conduct and regulation of the business of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in said Articles of Organization. The Articles of Organization are hereby made a part of these by-laws.

ARTICLE II

Annual Meeting

The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the principal office of the corporation in Framingham, Massachusetts, or at such other place as may from time to time be designated by the board of directors or in the notice of the meeting at ten o’clock in the forenoon on the third Wednesday of February in each year if not a legal holiday and if a legal holiday, then at the same hour on the next succeeding day not a legal holiday. Purposes for which the annual meeting is to be held additional to those prescribed by law, by the Articles of Organization and by these by-laws may be specified, prior to the giving of notice of said meeting, by resolution of the board of directors or by a writing filed with the clerk signed by the president or by a majority of the directors or by one or more stockholders who hold at least one-tenth of the capital stock outstanding and entitled to vote at such meeting. If the election for directors shall not be held on the day designated for the annual meeting, the directors shall cause the election to be held as soon thereafter as convenient, at a special meeting of the stockholders called for the purpose of holding such election.

ARTICLE III

Special Meetings of Stockholders

Special meetings of the stockholders may be held either within or without the Commonwealth of Massachusetts at such time and place and for such purposes as shall be specified in a call for such writing filed with the clerk signed by the chairman of the board, the president or by a majority of the directors or by stockholders who hold at least one-tenth of the capital stock outstanding and entitled to vote at such meeting.

ARTICLE IV

Notice of Stockholders’ Meetings

Except as otherwise required by law or by other provisions of these by-laws, a written or printed notice of each meeting of stockholders, stating the, place, day and hour thereof and the purposes for which the meeting is called, shall be given by or under the direction of the clerk, at least ten days before the date fixed for such meeting, to each stockholder entitled to vote at such meeting of record at the close of business on the day on which such notice is given, by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid and addressed to him at his post office address as it appears upon the books of the corporation. In case of the death, absence, incapacity or refusal of the clerk, such notice may be given by a person designated either by the clerk or by the person or persons calling the meeting or by the board of directors. A waiver of such notice in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice and no notice need be given to any person who may become a stockholder of record after such mailing of such notice and prior to such meeting. Except as required by statute, notice of any adjourned meeting of the stockholders shall not be required.

ARTICLE V

Quorum of Stockholders

At any meeting of the stockholders, a majority of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting shall constitute a quorum for the consideration of such question when represented at such meeting by the holders thereof in person or by their duly constituted and authorized attorneys, but a less interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the stock so represented thereat and entitled to vote shall, except where a larger vote is required by law, by the Articles of Organization, or by these by-laws, decide any question brought before such meeting.

ARTICLE VI

Proxies and Voting

Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of the stockholders entitled to vote, as provided by Article XXII of these by-laws, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within twenty days next preceding such election of directors. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy may represent said stock and vote thereon. Shares of the capital stock of the corporation belonging to the corporation shall not be voted upon, directly or indirectly.

The clerk or other officer who has charge of the stock ledger shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order. Such list shall be open at the place where said election is to be held for ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the corporation, or to vote in person or by proxy at any such election.

Except as otherwise provided by law, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of stockholders may be dispensed with, if all of the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

ARTICLE VII

Board of Directors

The directors shall be elected annually by the stockholders by ballot unless otherwise provided in the Articles of Organization. The directors shall hold office until their successors are respectively elected and qualified. No director need be a stockholder. The number of directors which shall constitute the whole board shall be not less than three nor more than five. The number of directors for each corporate year shall be fixed by vote at the meeting at which they are elected but the stockholders may, at any special meeting held for the purpose during any such year, increase or decrease (within the limits above specified) the number of directors as thus fixed, and elect new directors to complete the number so fixed, or remove directors to reduce the number of directors to the number so fixed. Except as otherwise provided by law, newly created directorships resulting from any increase in the authorized number of directors may be filled, if the vote of the stockholders which creates such new directorships so provides, by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors shall be duly elected and qualified, unless sooner displaced. Any director may resign at any time upon written notice to the corporation.

ARTICLE VIII

Executive Committee

The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate not fewer than three nor more than five of their number, of whom the chairman of the board shall be one, to constitute an executive committee to serve during the pleasure of the board of directors. The board of directors, by like resolution or resolutions, may appoint alternate members of the executive committee to serve in the temporary absence or disability of any member, may remove at any time, without notice, any member (except the chairman of the board) or alternate of the executive committee, and may elect another member or appoint another alternate in place of the member or alternate so removed.

In all cases in which specific directions shall not have been given by the board of directors, the executive committee shall have and may exercise all of the powers of the board of directors, so far as may be permitted by law, in the management of the business and affairs of the corporation whenever the board of directors is not in session. The fact that the executive committee has acted shall be conclusive evidence that the board of directors was not in session at the time of such action and had not theretofore given specific directions with respect to the matters concerning which the executive committee took action, unless actual notice to the contrary shall have been given. The board of directors may delegate to the executive committee any or all of the powers of the board of directors in the management of the business and affairs of the corporation and may from time to time extend, modify, curtain or restrict the powers so delegated. The executive committee shall report its acts and proceedings to the board of directors at each regular meeting of the board and at such other time or times as the board of directors shall request.

The executive committee may meet at stated times, or on not less than twenty-four hours’ notice given to all by any one of their own number personally or in the manner provided in Article X of these by-laws.

The executive committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or by resolution of the executive committee or of the board of directors. At every meeting of the executive committee the presence of a majority of all the members shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. During the intervals between meetings of the board of directors, the executive committee shall advise with and aid the officers of the corporation in all matters concerning the interests and management of its business.

The executive committee shall elect a chairman from its number and a clerk who need not be a member of such committee, each such officer to hold office until the next annual meeting of the board of directors and until his successor is elected or until further action of the executive committee or of the board of directors. At any meeting called for the purpose, the executive committee may, by vote of a majority of its entire number, remove from office its chairman, its clerk or any other of its officers or agents appointed by it. The chairman shall preside at all meetings of the executive committee at which he is present. The clerk shall record all proceedings of the meetings of the executive committee in a book, or books, which shall be the property of the corporation, to be kept for that purpose. In the absence of the clerk from any meeting of the executive committee, a temporary clerk shall be chosen and shall so record the proceedings of such meeting.

ARTICLE IX

Powers of Directors

The business of the corporation shall be managed by the board of directors which shall have and may exercise all the powers of the corporation except as hereinafter or in the Articles of Organization otherwise provided.

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which to the extent provided in said resolution or in other provisions of these by-laws, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as shall be determined from time to time by resolution adopted by the board of directors.

Each director and each member of any committee designated by the board of directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the board of directors or by any such committee, or in relying in good faith upon other records of the corporation.

ARTICLE X

Meetings of the Board of Directors

Regular meetings of the board of directors may be held without call or formal notice at such places either within or without the Commonwealth of Massachusetts and at such times as the board may by vote from time to time determine. A regular meeting of the board of directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders, or any special meeting of the stockholders at which a board of director is elected.

Special meetings of the board of directors may be held at any place either within or without the Commonwealth of Massachusetts at any time when called by the chairman of the board, the president, treasurer, clerk or two or more directors, reasonable notice of the time and place thereof being given to each director. A Waiver of such notice in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice and no notice need be given to any person with whom communication is forbidden. No notice of any adjourned meeting of the directors shall be required. In any case it shall be deemed sufficient notice to a director to send notice by mail at least forty-eight hours, or to deliver personally or to send by telegram at least twenty-four hours, before the meeting, addressed to him at his usual or last known business or residence address.

Unless otherwise restricted by the Articles of Organization or by other provisions of these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

ARTICLE XI

Quorum of the Board of Directors

One-third of the total number of directors at the time in office shall constitute a quorum for the transaction of business at any meeting, providing that in no case shall less than two directors constitute a quorum, but a less number may adjourn any meeting from time to time. When a quorum is present at any meeting, a majority of the directors present thereat shall, except where a larger vote is required by law, by the Articles of Organization, or by these by-laws, decide any question brought before such meeting.

ARTICLE XII - RESERVED

ARTICLE XIII

Officers

Generally

The officers of the corporation shall consist of a chairman of the board, a chief executive officer, a president and chief operating officer, one or more vice presidents, a clerk, a treasurer and such other officers as may from time to time be appointed by the board of directors. Officers shall be elected by the board of directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.

Chairman of the Board

The chairman of the board shall, subject to the direction and under the supervision of the board of directors, preside at all meetings of the stockholders and of the board of directors at which he is present.

Chief Executive Officer

The chief executive officer of the corporation, shall, subject to the provisions of these by-laws and to the direction of the board of directors, have the responsibility for the general management and control of the business and affairs of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the board of directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the corporation.

President and Chief Operating Officer

The president shall be the chief operating officer of the corporation and shall have such other duties as may from time to time be assigned by the board of directors or the chairman of the board.

Vice President

Each vice president shall have such powers and duties as may be delegated to him or her by the board of directors or the chairman of the board.

Treasurer

The treasurer shall the responsibility for maintaining the financial records of the corporation and shall have custody of all monies and securities of the corporation. He or she shall make such disbursements of the funds of the corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the corporation. The treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

Clerk

The clerk shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the board of directors. He or she shall have charge of the corporate books and shall perform such other duties as the board of directors may from time to time prescribe.

Delegation of Authority

The board of directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Removal

Any officer of the corporation may be removed at any time, with or without cause, by the board of directors.

Action with Respect to Securities of Other Corporation

Unless otherwise directed by the board of directors, the chairman of the board or any officer of the corporation authorized by the chairman of the board shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLES IV. — XVII - RESERVED

ARTICLE XVIII

Vacancies

Except as otherwise provided by law, vacancies occurring in the office of director shall be filled by a majority of directors then in office, though less than a quorum, unless previously filled by the stockholders, and the directors so chosen shall hold office until the next annual election and until their successors shall be duly elected and qualified, unless sooner displaced.

Any vacancy occurring in the office of chairman of the board, president, clerk or treasurer or in any other office by death, resignation, removal or otherwise, shall be filled by the board of directors and the officers so chosen shall hold office for the unexpired term in respect of which the vacancy occurred and until their successors shall be duly elected and qualified.

ARTICLE XIX

Capital Stock

The amount of the capital stock and the par value, if any, of the shares shall be as fixed in the Articles of Organization.

ARTICLE XX

Certificates of Stock

Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman of the board, the president or a vice president and the treasurer or an assistant treasurer, or the clerk or an assistant clerk of the corporation, certifying the number of shares owned by him in the corporation; provided, however, that where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of such corporation and a registrar, the signature of any such chairman of the board, president, vice president, treasurer, assistant treasurer, clerk or assistant clerk may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation and any such delivery shall be regarded as an adoption by the corporation of such certificate or certificates. Certificates of stock shall be in such form as shall, in conformity to law, be prescribed from time to time by the board of directors.

ARTICLE XXI

Transfer of Shares of Stock

Subject to the restrictions, if any, imposed by the Articles of Organization, and to the provisions of the Massachusetts Business Corporation Law, title to a certificate of shares of stock of the corporation and shares represented thereby shall be transferable only (a) by delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby or (b) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specific person. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. The corporation and its transfer agents and registrars, if any, shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes except as otherwise expressly provided by the laws of the Massachusetts Business Corporation Law.

ARTICLE XXII

Transfer Books

The board of directors may close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose or may close such books in such other events or for such other period at the Massachusetts Business Corporation Law shall from time to time permit. In lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of a capital stock shall go into effect, or a date in connection with obtaining such consent as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such consent, or may fix such a date in such other events or for such other period as the Massachusetts Business Corporation Law shall from time to time permit, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after such record date fixed as aforesaid.

ARTICLE XXIII

Loss of Certificate

In case of the alleged loss or destruction or the mutilation of a certificate of stock, a new certificate may be issued in the place thereof, upon such terms in conformity with law as the board of directors may prescribe.

ARTICLE XXIV

Seal

The corporate seal of the corporation shall, subject to alteration by the board of directors, consist of a flat-faced circular die with the words “Commonwealth of Massachusetts”, together with the name of the corporation and the year of its organization cut or engraved thereon. The corporate seal of the corporation may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE XXV - RESERVED

ARTICLE XXVI

Fiscal Year

Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall end on the thirty-first day of December in each year.

ARTICLE XXVII

Amendments

Except as in these articles otherwise expressly provided, these by-laws, as from time to time altered and amended, may be altered, amended or repealed at any annual or special meeting of the stockholders called for the purpose.